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                                                                    EXHIBIT 12.1
RATIO OF EARNINGS TO FIXED CHARGES
(DOLLAR AMOUNTS IN THOUSANDS)


                                                     1998             1999             2000             2001             2002
                                                   --------         --------         --------         --------         --------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES & MINORITY INTERESTS        $ 14,442         $ 10,243         $  2,255         $  2,232         $(33,815)

FIXED CHARGES:
   INTEREST EXPENSE*                               $ 10,073         $ 11,847         $ 10,245         $  8,281         $  8,782
   CAPITALIZED INTEREST                               3,219            2,004              349              858               80
   INTEREST FACTOR OF RENT EXPENSE                    3,443            4,736            3,617              204              204
                                                   --------         --------         --------         --------         --------
      FIXED CHARGES                                $ 16,735         $ 18,587         $ 14,211         $  9,343         $  9,066
                                                   --------         --------         --------         --------         --------

PRETAX INCOME BEFORE FIXED CHARGES                 $ 31,177         $ 28,830         $ 16,466         $ 11,575         $(24,749)
LESS CAPITALIZED INTEREST                            (3,219)          (2,004)            (349)            (858)             (80)
PLUS AMORTIZATION OF CAPITALIZED INTEREST                80               50                9               21                2
                                                   --------         --------         --------         --------         --------
      NET                                          $ 28,039         $ 26,876         $ 16,125         $ 10,738         $(24,827)
                                                   --------         --------         --------         --------         --------
RATIO OF EARNINGS FROM CONTINUING
    OPERATIONS TO FIXED CHARGES (TIMES)                1.68             1.45             1.13             1.15            -2.74
                                                   ========         ========         ========         ========         ========

* INCLUDES AMORTIZATION OF DEFERRED FINANCING COSTS.